UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           On September 20, 2012, Brad Krassner (“Krassner”) resigned as a director of Wilhelmina International, Inc. (the “Company”).

Krassner had been his own board designee under the terms of the Mutual Support Agreement (the “Mutual Support Agreement”) dated August 25, 2008 and amended October 18, 2010 between Newcastle Partners, L.P., Dieter Esch, Lorex Investments AG, Krassner and Krassner Family Investments Limited Partnership (“Krassner L.P.”). Because recent dispositions of shares by Krassner L.P. and Krassner resulted in Krassner and his affiliates beneficially owning less than five percent (5%) of the outstanding shares of the Company, Krassner no longer has rights and obligations under the terms of the Mutual Support Agreement.  The Mutual Support Agreement did not contain an obligation for Mr. Krassner resign from the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2012	WILHELMINA INTERNATIONAL, INC.

By: /s/ John Murray
Name: John Murray
Title: Chief Financial Officer